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                          NAPSTER, INC.
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        (Name of Registrant as Specified in Its Charter)

        PERRY H. ROD, THOMAS SAILORS, KAVAN P. SINGH
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           (Name of Person(s) Filing Proxy Statement,
                  if other than the Registrant)

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
This statement is being sent by Perry H. Rod to Napster, Inc. on May 21, 2008.

AS STATED HEREIN, PERRY H. ROD ("ROD") INTENDS TO MAKE A PRELIMINARY FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF A PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE NAPSTER, INC. 2008 ANNUAL MEETING. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF NAPSTER, INC. FOR USE AT THE 2008 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF NAPSTER, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION WILL BE CONTAINED IN SUBSEQUENT FILINGS BY ROD WITH THE SECURITES AND EXCHANGE COMMISSION AND IN AMENDMENTS THERETO.

May 21st, 2008

Perry H. Rod, independent investor and Napster, Inc. shareholder, is hereby publicly announcing the following nominations for the 2008 annual meeting of stockholders.

For the three director seats on the company's board of directors that will be up for election at the 2008 Napster, Inc. annual meeting, Mr. Rod hereby nominates himself and the following candidates:

Thomas Sailors, 49, managing member of Cloverdale Investments LLC, a personal investment holding company. Prior to September 2002, he was managing director at Banc of America Securities, established and managed the Chicago office of the leveraged finance division of US
West Capital Corporation, was an associate at Morgan Stanley and Co.
in New York and Chicago, was an investment analyst with the private advisory investment services group at Merrill Lynch in Miami, Florida, and was a corporate lending officer at the First National
Bank in Dallas. Mr. Sailors is a Chartered Financial Analyst, holds an MBA from the Kelley School of Business at Indiana University and a BSc. in finance from Kansas State University, and is a board member of the KSU Department of Finance Advisory Board. He has been a shareholder of Napster since 2005 and holds 401,000 shares at this time.

Kavan Singh, 26, entrepreneur, began franchise ownership in Cold Stone Creamery in 2004 and currently owns and operates 10 franchise locations in California and Missouri through Amrit LLC and Ardaas LLC, respectively, of which he is president. In 2006, Mr Singh expanded business ventures in the health care industry through Lindenwood Care Corp., of which he is president, by acquiring a 109-bed assisted living facility in St. Louis, Missouri. Mr. Singh is also a consultant and business development officer for the family-owned medical practice, Singh Medical Specialists, which was founded in 1975 and is a subsidiary of Farid LLP, of which he is a limited partner. His projects in development at Farid LLP include private healthcare investments including acquiring additional assisted living facilities, development of a dialysis center, non-invasive imaging diagnostics, and an urgent care center. From 2001 to 2005 Mr. Singh was employed as a broker at World Group Securities, Inc., where he last held the title of Marketing Director. Mr. Singh is currently a beneficial shareholder of 9,179 shares, which are jointly held with Dalip Singh, his grandfather.

Comments explaining Mr. Rod's action are included below:

The nominees' intent in pursuing this effort is to focus upon our shared interest in building stockholder value. It should be emphasized that the nominees are music enthusiasts, as well as investors, who subscribe to and enjoy the Napster music subscription service. We believe that Napster can benefit greatly from the involvement of individuals with a deep interest who are willing to commit considerable time and effort at the board level in helping this company achieve its goals. Although any and all strategic options should be considered, we believe that Napster's subscription-based business model can be successful as an independent entity if the brand is positioned properly and certain emphases within the company's portfolio of strategic objectives receive additional attention.

Specific areas of immediate concern include, but are not limited to,
1) positioning, developing, and perhaps transforming, the Napster brand with a strategy that better explains and promotes the value proposition, 2) further development of an in-home music solution with additional AV hardware manufacturing partners, 3) capturing the attention of adult music consumers who wish to avoid piracy and could benefit from multiple family members on subscription, 4) utilizing the viral effects of social networking combined with streaming to promote the brand and the value proposition, 5) better utilization of relatively inexpensive but creative marketing opportunities available in today's internet marketplace, and 6) cost effective outsourcing opportunities.

The nominees believe that their combined depth of interest in Napster and their willingness to act as a catalyst for changes necessary to rebuild shareholder value are what is needed at this time. Mr. Gorog was informed of our interest on March 24, 2008, and the names of these nominees were submitted for consideration by the board of directors by letter dated April 10, 2008.

We acknowledge the many challenges facing the music industry that have largely been beyond management's control. Peer to peer piracy of copyrighted digital content, for example, is causing a dramatic shift in consumer attitudes and behavior, especially among young people, with respect to the perception of value and methods of procuring recorded music. Napster's challenge is magnified by the dynamics of this shift. However, despite these acknowledgements, we believe much more can be done at the board level to represent shareholder interests and that the nominees are uniquely qualified for that role.

In our view, the current Board, while impressive in experience, has not been effective in inspiring the progress we believe is required for success. Since January 2005, common stock value has fallen by approximately 85%. We sincerely hope that management and the board will discover that our intent and purpose are positive and that our addition to the board will be constructive. We believe the shareholders of Napster deserve better representation and that the company would benefit from fresh perspectives. It has been, and remains, our intent to pursue this effort in a spirit of cooperation with management and the Board and to focus upon our mutual interest in building shareholder value and assisting the company in achieving a path toward profitability. If the board of directors is not willing to nominate these candidates, the nominees are prepared to offer themselves to shareholders as independent candidates for the board of directors.

Questions or comments from shareholders may be communicated to Perry
H. Rod or Thomas Sailors.

Perry H. Rod, 29, is an independent professional investor from Encino, California. Aside from working in that capacity for over eight years, Mr. Rod is also president of Market Rap LLC, which is developing a collaborative community website for investors, as well as chairman of the board of directors of The Paradise Project, a non-profit religious organization. Mr. Rod is a cum laude graduate of Georgetown University who has performed professionally as a musician in the Los Angeles area. He is the holder of 73,001 shares of Napster, Inc. common stock at this time.

Perry H. Rod:  (818)  577-7389
Thomas Sailors: (214)  390-5799